Exhibit 3.1
BYLAWS
of
INTERFACE, INC.

(Amended and Restated as of February 22, 2017)

ARTICLE I

OFFICES

Section 1.  Registered Office.  The corporation shall maintain at all times a registered office in the State of Georgia and a registered agent at that office.

Section 2.  Other Offices.  The corporation may also have offices at such other places both within and without the State of Georgia as the business of the corporation may require.

ARTICLE II

SHAREHOLDERS MEETINGS

Section 1.  Annual Meetings.  The annual meeting of the shareholders of the corporation shall be held at the principal office of the corporation or at such other place within or without the United States as may be determined by the board of directors, at 10:00 a.m. on the last business day of the fifth month following the close of each fiscal year or at such other time and date prior thereto and following the close of the fiscal year as shall be determined by the board of directors, for the purpose of electing directors and transacting such other business as may properly be brought before the meeting.

Section 2.  Special Meetings.

1.
Special meetings of the shareholders shall be held at the principal office of the corporation or at such other place in the United States as may be designated in the notice of said meetings, upon (a) call of the chairman of the board of directors, the chief executive officer or the president or (b) call of the chairman of the board, the chief executive officer or the president when so requested in writing in accordance with paragraph (2) of this Section 2 by the holders of record of at least 75% of the outstanding shares of the corporation entitled to vote in an election of directors (the "Minimum Request Condition").

2.
Anything in these bylaws to the contrary notwithstanding, the following procedures shall apply to the call of any special meeting of shareholders at the request of holders of the outstanding shares of the corporation:

(a)
Every written request for the call of a special meeting shall bear the signature and date of signature of each shareholder who signs the request and shall (i) state the purpose or purposes for which the meeting is to be called, (ii) include a copy of any resolution to be considered at the special meeting, (iii) contain the name, address and number of voting shares owned of record by each requesting shareholder, and (iv) contain a written representation by each requesting shareholder that such shareholder has owned such voting shares for at least 45 calendar days and that such shareholder intends to continue to own such voting shares through the date on which the requested special meeting is proposed to be held.

(b)
Only those shares owned of record by a requesting shareholder for at least 45 calendar days prior to the date of receipt of the request by the corporation will be counted and considered to be outstanding in determining whether the Minimum Request Condition has been met.

(c)
The chairman of the board, the chief executive officer or the president of the corporation shall make the determination as to whether the Minimum Request Condition and other requirements of this Section 2 have been met and, if such conditions have been met, shall call the special meeting by mailing notice thereof not later than 45 calendar days after the date that written requests for such meeting complying with the requirements of law and these bylaws were received by the corporation.

(d)
For purposes of this Section 2, the record date for the determination of shareholders entitled to notice of or to vote in any special shareholders meeting or any adjournment thereof shall be the date which is 70 calendar days prior to the scheduled date of said special shareholders meeting unless otherwise provided by a majority of the entire board of directors.

Section 3.   Notice of Meetings.

1.
Notice requirements.  Unless otherwise permitted by law or specified in the corporation's article of incorporation or these bylaws, notice of every meeting of shareholders, stating the place, date and time of the meetings, shall be given to each shareholder of record entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting.

2.
Notice by mail.  Notice may be given in any manner permitted by law.  Any written notice deposited in United States mail with first class postage thereon prepaid and addressed to the shareholder at such shareholder's address as it appears on the corporation's record of shareholders shall be deemed delivered when so deposited.

3.	Waiver by attendance. A shareholder's attendance, in person or by proxy, at a meeting of shareholders shall constitute:

(a)
a waiver of notice of the meeting and of all objections to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and

(b)
a waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

4.
Other waivers of notice.  Notice of a shareholders meeting need not be given to any shareholder who signs a waiver of notice, in person or by proxy, either before or after the meeting. Neither the business transacted nor the purposes of the meeting need be specified in the waiver, except that any waiver by a shareholder of the notice of a meeting of shareholders with respect to an amendment of the articles of incorporation, a plan of merger or share exchange, a sale or other disposition of substantially all assets, or any other action which would entitle the shareholder to dissent and obtain payment for such shareholder's shares shall not be effective unless:

(a)
prior to the execution of the waiver, the shareholder shall have been furnished the same material that would have been required to be sent to the shareholders in a notice of the meeting, including notice of any applicable dissenters' rights; or

(b)	the shareholder expressly waives the right to receive the material required to be furnished.

Section 4.  Quorum.  The holders of a majority of the shares outstanding and entitled to vote thereon, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders except as otherwise provided by law, by the articles of incorporation, or by these bylaws.  If a quorum is not present at any meeting of the shareholders, the holders of a majority of the shares present and entitled to vote thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting before adjournment of the date, time and place for the adjourned meeting, until a quorum shall be present.  At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting.  If after the meeting is adjourned, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business at the meeting, it is present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is set for the adjourned meeting.

On matters which, under the articles of incorporation or pursuant to law, require that shareholders of the corporation vote separately by voting group, the holders of a majority of the shares of each voting group, present in person or represented by proxy, shall constitute a quorum with respect to such voting group for the purpose of voting on such matters.  If a quorum of the shareholders of a voting group is not present, shareholders holding of record a majority of the shares of that voting group, present in person or represented by proxy, may adjourn the meeting as to such voting group from time to time for the purpose of voting upon the matters presented to the shareholders of the voting group, without notice other than announcement at the meeting.

Section 5.  Order of Business.  At the annual meeting of shareholders the order of business shall be as follows:

1.	Calling meeting to order.
2.	Proof of notice of meeting.
3.	Reading of minutes of last previous annual meeting.
4.	Reports of officers.
5.	Reports of committees.
6.	Election of directors.
7.	Miscellaneous business.

Section 6.  Voting.

1.
Number of votes per share.  Unless otherwise provided by law, the articles of incorporation or these bylaws, each outstanding share, regardless of class, shall be entitled to one vote on each matter voted on at a shareholders meeting.

2.
Votes required.  If a quorum exists, action on a matter, other than the election of directors, by a voting group, as defined under applicable law, is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation, these bylaws, resolutions of the directors or applicable law require a different vote.

3.
Voting for directors.  Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at meeting at which a quorum is present.  Shareholders do not have a right to cumulate their votes for directors.

4.
Proxies.  A shareholder may vote such shareholder's shares in person or by proxy.  A shareholder may appoint a proxy to vote or otherwise act for such shareholder by signing an appointment form. An appointment is valid for 11 months unless a shorter or longer period is expressly provided in the appointment form.

Section 7.  Consent of Shareholders.  Any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken and executed by all of the shareholders entitled to vote on the action.  Unless otherwise provided by law, a written consent is valid only if (1) the consenting shareholder was furnished the same material that would have been required to be sent to shareholders in a notice of a meeting at which the proposed action would have been submitted to the shareholders for action, including notice of any applicable dissenters' rights; or (2) it contains an express waiver of the right to receive the material otherwise required to be furnished.

Section 8.  List of Shareholders.  The corporation shall keep or cause to be kept a record of its shareholders, giving their names and addresses and the number, class and series, if any, of the shares held by each.  After a record date for a shareholders meeting is fixed, the corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of the meeting.  The list shall show the address of and number of shares held by each shareholder, and shall comply as to form in all other respects with applicable law.  The list shall be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder, or any shareholder's agent or attorney, at the time and place of a shareholders meeting.  Refusal or failure to prepare or make available the shareholders' list shall not affect the validity of action taken at a shareholders meeting.

Section 9.  Shareholder Proposals.

1.
At any meeting of the shareholders, no shareholder proposal, resolution or recommendation (a "Shareholder Proposal"), including, without limitation, nominations of a director or slate of directors or a proposal to remove any directors, shall be considered unless (i) in the case of a Shareholder Proposal to be presented at an annual meeting of shareholders, the shareholder(s) proposing the Shareholder Proposal has presented to the board of directors ninety (90) to one hundred twenty (120) days prior to the meeting at which they wish the Shareholder Proposal to be considered (without regard to any postponements, deferrals or adjournments of such meeting to a later date), or (ii) in the case of a Shareholder Proposal to be presented at a special meeting of shareholders, the shareholder(s) proposing the Shareholder Proposal has presented to the board of directors concurrently with the request for a special shareholders meeting as provided in Article II, Section 2(2), (A) the Shareholder Proposal in writing, and (B) a letter to the board of directors which includes the following:

(a)	the purpose(s) for which the proposal or resolution is desired;

(b)	the name(s), address(es), and number of shares held of record by said shareholder(s) (or owned beneficially and represented by a nominee certificate on file with the corporation);

(c)
the number of shares that have been solicited with regard to the Shareholder Proposal and the number of shares the holders of which have agreed (in writing or otherwise) to vote in any specific fashion on said Shareholder Proposal;

(d)
a written statement by said shareholder(s) that said shareholder(s) intend to continue ownership of such voting shares through the date of the meeting at which said Shareholder Proposal is proposed to be addressed; and

(e)
if the Shareholder Proposal relates to the nomination of a director or slate of directors, detailed information about such nominees, including, without limitation, each person's age, past and present employment, education, beneficial ownership of shares in the corporation, past and present financial standing, criminal history (including any convictions, indictments or settlement thereof), involvement in any past or pending litigation or administrative proceedings (including threatened involvement), relationship and agreements (whether or not in writing) with the shareholder(s) (and their relatives, subsidiaries and affiliates) introducing the Shareholder Proposal, past and present relationships or dealings with the corporation or any of its subsidiaries, affiliates, directors or officers, and their plans or proposals for managing the affairs of the corporation (including, without limitation, any termination of employees, any sales of 10% or more of the corporation's assets (measured by fair market value or book value), any proposed merger, business combination or recapitalization involving the corporation, and any proposed dissolution or liquidation of the corporation).  Additionally, the letter must set forth as to each proposed director nominee, all information relating to such person that would be required to be disclosed, or otherwise required, pursuant to Sections 13 or 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), in connection with any acquisition of shares or in connection with the solicitation of proxies for the election of directors, regardless of the applicability of such provisions of the Exchange Act.

2.	Any Shareholder Proposal which fails to comply fully with the provisions of this Section 9 shall not be discussed or voted on at the applicable regular or special shareholders meeting.

3.
The provisions in this Section 9 shall be read in accordance with and so as not to conflict with the rules and regulations promulgated by the Securities and Exchange Commission or by any stock exchange or securities market system upon which the corporation's shares are listed or traded. Nothing in these bylaws shall be deemed to require the consideration at any meeting of shareholders of any Shareholder Proposal which, under applicable law, the corporation may refuse to present for consideration.

ARTICLE III

DIRECTORS

Section 1.  Powers.  The property, affairs and business of the corporation shall be managed and directed by its board of directors, which may exercise all powers of the corporation and do all lawful acts and things which are not by law, by any legal agreement among shareholders, by the articles of incorporation or by these bylaws directed or required to be exercised or done by the shareholders.

Section 2.  Number, Election and Term.  The number of directors which shall constitute the whole board shall be between three and fifteen, inclusive, and the exact number within such range will be set by action of the board of directors taken from time to time.  The range of directors and number of directors within such range may be increased or decreased from time to time by amendment of this by-law or by election by the shareholders of a different number of directors when electing the entire board of directors, but no decrease shall have the effect of shortening the term of an incumbent director.  The terms of the directors shall expire at the annual shareholders meeting following their election, or at their earlier resignation, removal from office, or death.  A director whose term has expired shall remain in office until such director's successor is elected and qualified, or until there is a decrease in the number of directors constituting the board.  A director elected to fill a vacancy shall be elected for the unexpired term of such director's predecessor in office.  A director elected by the board of directors to fill a vacancy created by reason of an increase in the number of directors shall serve until the next election of directors by the shareholders and until the election and qualification of such director's successor.  Directors shall be natural persons who have attained the age of 18 years, but need not be residents of the State of Georgia or shareholders of the corporation.

Section 3.  Nominations.  Nominations of candidates for election at any meeting of the shareholders of the corporation as directors of the corporation may be made (a) by, or at the direction of, a majority of the directors elected by shareholders, or (b) by any shareholder who complies with the requirements of Article II, Section 9 of these bylaws, or (c) by any committee of the board duly empowered pursuant to Article III, Section 10 of these bylaws.

Section 4.  Vacancies.  Except as otherwise provided in the articles of incorporation, these bylaws or applicable law, vacancies, including vacancies resulting from any increase in the number of directors, may be filled by the shareholders, the board of directors, or the affirmative vote of a majority of all directors remaining in office if the directors remaining in office constitute fewer than a quorum of the board.

Section 5.  Meetings and Notice.  The board of directors of the corporation may hold meetings, both regular and special, either inside or outside the State of Georgia.  Regular meetings of the board of directors may be held without notice at such date, time and place as shall from time to time be determined by resolution of the board.  Special meetings of the board may be called by the chairman of the board, the chief executive officer, the president or any three directors on at least one day's oral, telegraphic or written notice of the date, time and place of the meeting or as otherwise provided by law.  Such notice shall state a reasonable time, date and place of meeting, but the notice of the meeting need not state the purpose of the meeting.  Notice of a meeting of the board of directors need not be given to any director who signs a waiver of notice either before or after the meeting.  Attendance of a director at a meeting shall constitute a waiver of notice of such meeting except when the director states, at the beginning of the meeting or promptly upon such director's arrival, any such objection or objections to holding the meeting or the transaction of business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 6.  Quorum.  Except as otherwise provided by law, the articles of incorporation or these bylaws, at all meetings of the board a majority of directors shall constitute a quorum for the transaction of business.  If a quorum shall not be present, or shall no longer be present, at any meeting of the board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 7.  Voting.  (a) Except as otherwise provided by the Georgia Business Corporation Code, the articles of incorporation or these bylaws, if a quorum is present when a vote of directors is taken, the affirmative vote of a majority of directors present is the act of the board of directors, all directors shall have one vote and all actions of the board of directors shall be taken without regard to class.

(b)            The affirmative vote of two-thirds (rounded up to the next highest whole number of directors) of the entire board of directors shall be required to recommend or approve any Covered Transaction (as defined below), unless the transaction pursuant to which an individual or entity became a Covered Person (as defined below) is approved in advance of its consummation by the affirmative vote of a majority of the entire board of directors.

(i)            For the purpose of this Section 7(b), the term "Covered Transaction" shall mean:

(A)            any merger or consolidation of or involving the corporation or any subsidiary thereof and any Covered Person or affiliate or associate thereof;

(B)            any sale, lease, exchange, transfer or other disposition of assets of the corporation or any of its subsidiaries, which by itself or together with other such sales, leases, exchanges, transfers or other dispositions occurring within 12 months prior thereto aggregate ten percent or more of the assets or earning power of the corporation and its subsidiaries (taken as a whole), to, with or involving any Covered Person or any affiliate or associate thereof;

(C)            any share exchange with or involving any Covered Person or any affiliate or associate thereof;

(D)            the adoption of any plan or proposal for the liquidation or dissolution of the corporation (or of any subsidiary thereof where the proceeds are to be distributed to the shareholders of the corporation) after or concurrently with the time that a Covered Person becomes such;

(E)            any reclassification of securities, recapitalization of the corporation, or any merger or share exchange of the corporation with any of its subsidiaries, which by itself or together with other reclassifications, recapitalizations, mergers or share exchanges, has the effect, directly or indirectly, of increasing by one percent or more within any 12 month period the beneficial ownership of the Covered Person, together with the beneficial ownership of any affiliate or associate thereof, in any class of securities of the corporation or any of its subsidiaries;

(F)            the issuance or transfer by the corporation, or any of its subsidiaries, in one or more transactions within any 12 month period, of any securities of the corporation which have an aggregate market value of one percent or more of the total market value of the outstanding common shares of the corporation to any Covered Person or any affiliate or associate thereof, except pursuant to transactions affording substantially proportionate treatment to the holders of voting shares of the corporation;

(G)            any "officer's conflicting interest transaction" or "director's conflicting interest transaction" (as such terms are defined in the Georgia Business Corporation Code) involving the Covered Person or any affiliate or associate thereof (including any officers and directors of the corporation nominated or otherwise elected or appointed by the Covered Person or any such affiliate or associate), regardless of whether such transaction is approved in the manner provided in the Georgia Business Corporation Code;

(H)            any repurchase, redemption or other distribution with respect to shares of the corporation beneficially owned by the Covered Person or any affiliate or associate thereof, where such repurchase, redemption or other distribution has been proposed by the Covered Person or any such affiliate or associate and is not offered proportionately to the holders of voting shares of the corporation; and

(I)            any amendment to the articles of incorporation of the corporation, not otherwise described above, taken at or after the time that a Control Person becomes a Control Person that gives rise to dissenters' rights under the Georgia Business Corporation Code.

(ii)            For the purposes of this Section 7(b), the term "Covered Person" shall mean any individual or entity (other than the corporation or any subsidiary thereof) which, alone, together with any affiliate or associate thereof or pursuant to an agreement or arrangement with any other individual or entity, directly or indirectly:

(A)            is or becomes the beneficial owner (as such term is defined in the Exchange Act) of ten percent or more of the outstanding voting shares of the corporation, but excluding any individual or entity who is beneficial owner of ten percent or more of the outstanding voting securities of the corporation as of the date of adoption of this bylaw; or

(B)            commence, or announces an intention to commence, a tender or exchange offer relating to all or any part of the outstanding voting shares of the corporation; or

(C)            commences, or announces an intention to commence, a proxy contest that is intended to cause or facilitate (or makes any solicitation with respect to) either (i) the removal or replacement of any members of the board of directors of the corporation at either an annual or special meeting of the shareholders or (ii) any transaction of the type set forth in subsection 7(b)(i) above (assuming for purposes of such determination that such individual or entity is a Covered Person).

(iii)            For the purposes of this Section 7(b), the number of shares beneficially owned and the percentage of the total shares that such ownership represents at any given time shall be determined in accordance with the provisions of Rule 13d-3 promulgated pursuant to the Exchange Act.

Section 8.  Conference Telephone Meeting.  Unless otherwise provided by law, the articles of incorporation or these bylaws, directors may participate in a meeting of the board, or any committee thereof, by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other.  Participation in the meeting in such manner shall constitute presence in person.

Section 9.  Consent of Directors.  Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken and signed by each director or committee member.  The consents shall be delivered to the corporation for inclusion in the minutes or filing with the corporate records.  Action by consent has the effect of a unanimous vote at a duly called meeting and may be described as such in any document.

Section 10.  Committees.

1.	Creation. The board of directors from time to time may create one or more committees and appoint one or more directors to serve on them at the pleasure of the board.

2.
Authority.  To the extent specified by the board of directors, by law, by the articles of incorporation or these bylaws, each committee may exercise the authority of the board of directors, except that, unless otherwise permitted by law, a committee may not:

(a)	approve or propose to shareholders action that is required to be approved by shareholders;

(b)	fill vacancies on the board of directors or on any of its committees;

(c)	amend the articles of incorporation;

(d)	adopt, amend, or repeal these bylaws; or

(e)	approve a plan of merger not requiring shareholder approval.

3.
Meetings, notice, quorum and voting.  Sections 5 through 9 of this Article III shall also apply to committees and their members, unless otherwise provided by the articles of incorporation, these bylaws or applicable law.

Section 11.  Removal of Directors.

1.
Removal right.  Subject to Article II, Section 9 of these bylaws, the shareholders may remove any director, with or without cause, by a plurality of the votes entitled to be cast for the election of directors.

2.
Meeting required.  A director may be removed only at a meeting called for the purpose of removing him, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is the removal of the director.

3.
Replacement.  A vacancy resulting from the removal of a director by the shareholders of a particular voting group may be filled by the shareholders of such voting group at the same meeting at which the director was removed or at any subsequent meeting of such shareholders; or, if (but only if) such shareholders do not fill such a vacancy within sixty (60) days after the removal, by majority vote of the remaining directors elected by such voting group.

Section 12.  Compensation of Directors.  Directors shall be entitled to such reasonable compensation for their services as directors or members of any committee of the board as shall be fixed from time to time by resolution adopted by the board, and shall also be entitled to reimbursement for any reasonable expenses incurred in attending any meeting of the board or any such committee.

Section 13.  Lead Independent Director.  The board of directors may elect a lead independent director, who shall be "independent" under applicable regulatory standards, and not an employee of the corporation.  In the absence of the chairman of the board, the lead independent director shall preside at all meetings of the board of directors.  The other powers and responsibilities of the lead independent director shall be established by the board of directors, and may be modified from time to time at the discretion of the board of directors.

ARTICLE IV

OFFICERS

Section 1.  Number.  The officers of the corporation shall be elected by the board of directors and shall be a chairman of the board, a chief executive officer, a president, a secretary and a treasurer (the "principal officers").  The board of directors may also elect a chief operating officer, and one or more vice chairmen of the board, vice presidents (any of whom may have such distinguishing designations or titles as the board may determine), assistant secretaries and assistant treasurers, and such other officers as the board shall from time to time deem necessary.  Any number of offices may be held by the same person.

Section 2.  Compensation.  The salaries of the chairman of the board, chief executive officer, president, any chief operating officer and any other officer directly reporting to any of the foregoing shall be fixed by the board of directors or by a committee appointed by the board.  The salaries of all other officers of the corporation shall be fixed by the board of directors, a committee of the board of directors, the chief executive officer, the president, or any other officer appointed by the board or the chief executive officer.

Section 3.  Term of Office.  Unless otherwise provided by the board of directors, the principal officers shall be elected annually by the board at the first meeting of the board following the annual meeting of shareholders of the corporation, or as soon thereafter as is conveniently possible.  Other officers may be elected from time to time.  Each officer shall serve until such officer's successor shall have been chosen and qualified, or until such officer's death, resignation or removal, and any failure to choose officers of the corporation annually shall not affect the validity of any action taken by or the authority of an officer previously duly chosen and qualified who has not theretofore resigned or been removed by the board of directors.

Section 4.  Removal.  Any officer may be removed from office at any time, with or without cause, by the board of directors whenever in its judgment the best interest of the corporation will be served thereby.

Section 5.  Vacancies.  Any vacancy in an office resulting from any cause may be filled by the board of directors.

Section 6.  Powers and Duties.  Except as hereinafter provided and subject to the control of the board of directors, the officers of the corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the board of directors.

1.            Chairman of the Board. The chairman of the board shall preside at all meetings of the board of directors and, in the absence of the chief executive officer and president, shall preside at all meetings of shareholders.  Except where by law the signature of the president or chief executive officer is required, the chairman shall possess the same power as the president and chief executive officer to sign on behalf of the corporation all certificates representing shares of the corporation and all other certificates, contracts, bonds, deeds, mortgages and other instruments and documents, except in cases in which the signing thereof shall have been expressly and exclusively delegated to some other officer or agent of the corporation.

2.            Vice Chairman of the Board.  The vice chairman of the board in the absence of the chairman of the board and the lead independent director (if a lead independent director has been appointed by the board of directors) shall preside at all meetings of the board of directors, and shall perform such other duties and shall have such other powers as the board of directors may from time to time prescribe.

3.            Chief Executive Officer.  The chief executive officer shall direct the business and policies of the corporation, shall see that all orders and resolutions of the board of directors are carried into effect, and shall have such other powers and duties as from time to time may be assigned by the board of directors.  In the absence of the chairman of the board, any lead independent director and any vice chairmen of the board, the chief executive officer shall preside at all meetings of the board of directors.  The chief executive officer shall preside at all meetings of shareholders.  The chief executive officer may sign on behalf of the corporation all certificates representing shares of the corporation and all other certificates, contracts, bonds, deeds, mortgages and other instruments and documents, except in cases in which the signing thereof shall have been expressly and exclusively delegated to some other officer or agent of the corporation.

4.            President.  The president shall have authority to conduct all ordinary business on behalf of the corporation.  In the absence of the chief executive officer, the president shall preside at all meetings of shareholders.  The president may sign on behalf of the corporation all certificates representing shares of the corporation and all other certificates, contracts, bonds, deeds, mortgages and other instruments and documents, except in cases in which the signing thereof shall have been expressly and exclusively delegated to some other officer or agent of the corporation.

5.            Chief Operating Officer.  The chief operating officer shall have responsibility for the day-to-day operations of the corporation and shall have all such powers and duties as are commonly incident to the office of chief operating officer or that are delegated to such officer by the board of directors or the chief executive officer.  The chief operating officer may sign on behalf of the corporation all contracts, bonds, deeds, mortgages and other instruments and documents, except in cases in which the signing thereof shall have been expressly and exclusively delegated to some other officer or agent of the corporation.

6.            Chief Financial Officer.  The chief financial officer shall be the principal officer in charge of the accounts of the corporation.  The chief financial officer shall keep or cause to be kept in the records of the corporation a true account of all transactions and of the assets and liabilities of the corporation, shall prepare and submit to the chief executive officer and board of directors such financial statements and schedules as may be required to keep the them informed of the operations and financial condition of the corporation, and shall have all such powers and duties as are commonly incident to the office of chief financial officer or that are delegated to such officer by the board of directors or the chief executive officer.

7.            Senior Vice President; Vice President.  Each senior vice president or vice president shall perform such duties and have such powers as may be prescribed or delegated from time to time to such officer by the board of directors, chief executive officer, president or chief operating officer.  Each senior vice president or vice president may sign on behalf of the corporation all contracts, bonds, deeds, mortgages and other instruments and documents, except in cases in which the signing thereof shall have been expressly and exclusively delegated to some other officer or agent of the corporation.  In the absence of the chairman of the board, any vice chairmen of the board, the chief executive officer and the president or in the event of their inability or refusal to act, the senior vice president, or in the event of such senior vice president's inability or refusal to act, the vice president, shall perform the duties of the chief executive officer or president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the chairman of the board, vice chairman of the board, the chief executive officer and president.  In the event there is more than one senior vice president or vice president, each such officer shall serve in the order designated, or in the absence of any designation, then in the order of their election.

8.            Secretary.  The secretary shall attend all meetings of the board of directors and all meetings of the shareholders, shall have responsibility for the preparation of minutes of all meetings of the board of directors and of the shareholders and shall keep, or cause to be kept, as permanent records of the corporation, in a book or books for that purpose, all minutes of such meetings, all executed consents evidencing corporate actions taken without a meeting, records of all actions taken by a committee of the board of directors in place of the board, and waivers of notice of all meetings of the board and its committees.  The secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, shall have responsibility for authenticating records of the corporation, and shall perform such other duties as may be prescribed by the board of directors, the chief executive officer or president, under whose supervision the secretary shall be.  The secretary may sign on behalf of the corporation all certificates representing shares of the corporation, shall have charge of the corporate seal of the corporation and shall be authorized to affix the seal on all documents which are authorized to be executed on behalf of the corporation under its seal.

9.            Assistant Secretary.  The assistant secretary or if there be more than one, any assistant secretary, shall, in the absence of the secretary or in the event of the secretary's inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors, chief executive officer, president or secretary may from time to time prescribe.

10.            Treasurer.  The treasurer shall be responsible for the custody of all funds and securities belonging to the corporation and for the receipt, deposit or disbursement of funds and securities under the direction of the board of directors.  The treasurer shall cause to be maintained full and true accounts of all such receipts, deposits and disbursements and shall make reports of the same to the board of directors, its committees, the chief executive officer, and the president upon request.  The treasurer also shall perform all duties as may be assigned from time to time by or under the authority of the board of directors.  If required by the board of directors, the treasurer shall give the corporation a bond in such sum, or on such conditions, and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of this office.

11.            Assistant Treasurer.  The assistant treasurer, or if there shall be more than one, any assistant treasurer, shall, in the absence of the treasurer or in the event of the treasurer's inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors, chief executive officer, president or treasurer may from time to time prescribe.

Section 7.  Securities of Corporation.  Any security issued by any other corporation or entity and owned or controlled by the corporation may be voted, and all rights and powers incident to the ownership of such securities, including without limitation execution of any shareholders' or other consents in respect thereof, may be exercised on behalf of the corporation by any of the principal officers, any of whom may in such principal officer's discretion delegate any of the foregoing powers, by executing proxies or otherwise.  The board of directors may from time to time confer like powers on any person or persons.

Section 8.  Checks and Drafts.  All checks, drafts, and similar items drawn on the corporation's bank account shall be signed by such officer or officers or agent or agents as the board of directors shall from time to time determine.

ARTICLE V

SHARES

Section 1.  Form and Content of Certificate.

1.            Form.  The shares of stock of the corporation may be certificated or uncertificated, and may be evidenced by registration in the holder's name in uncertificated, book-entry form on the books of the corporation in accordance with a direct registration system.  Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice that shall set forth the name of the corporation, that the corporation is organized under the laws of the State of Georgia, the name of the shareholder, the number and class (and the designation of the series, if any) of the shares represented, and any restrictions on the transfer or registration of such shares of stock imposed by the corporation's articles of incorporation, these bylaws, any agreement among shareholders or any agreement between shareholders and the corporation.  Every holder of fully-paid stock in the corporation shall be entitled, upon request, to have a certificate in such form as the board of directors may from time to time prescribe.  The certificates representing shares of stock of the corporation shall be in such form as may be approved by the board of directors, which certificates representing shares shall be issued to the shareholder of the corporation in numerical order from the stock book of the corporation, and each of which shall bear the name of the shareholder, the number of shares represented, and the date of issue; and which shall be signed by the chairman of the board, chief executive officer, president or a vice president and the secretary or an assistant secretary of the corporation; and which may bear the seal of the corporation.

Section 2.  Lost Certificates.  The board of directors may direct that a new share certificate be issued in place of any certificate theretofore issued by the corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed.  When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner's legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum and on such conditions as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed, and/or satisfy any other reasonable requirements imposed by the board of directors.

Section 3.  Transfers.

1.
Transfers of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by such registered holder's duly authorized attorney, or with a transfer agent or registrar appointed as provided in Section 5 of this Article, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon.

2.
Except as otherwise provided by law or elsewhere in these bylaws, the corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and for all other purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

3.
Shares of stock of the corporation shall be transferred only on the books of the corporation by the shareholder of record or such shareholder of record's duly authorized attorney-in-fact, and with all taxes on the transfer having been paid, and if such shares are represented by a certificate, upon surrender to the corporation of the certificate representing the shares accompanied by an assignment in writing, or for uncertificated shares, upon the presentation of proper evidence of authority to transfer by the record holder. The corporation may refuse any requested transfer until furnished evidence satisfactory to it that such transfer is proper.  Upon the surrender of shares represented by a certificate for transfer of stock, such certificate shall at once be conspicuously marked on its face "Canceled" and filed with the permanent stock records of the corporation.  The board of directors may make such additional rules concerning the issuance, transfer and registration of stock and requirements regarding the establishment of lost, destroyed or wrongfully taken certificated or uncertificated shares (including any requirement of an indemnity bond prior to issuance of any replacement certificate or uncertificated shares in lieu of new certificates) as it deems appropriate.  No certificate representing shares (or uncertificated shares in lieu of a certificate) shall be issued until the consideration for the shares represented thereby has been fully paid.

4.
The board may, from time to time, make such additional rules and regulations as it may deem expedient, not inconsistent with these bylaws or the articles of incorporation, concerning the issue, transfer and registration of certificates for shares of the corporation, and nothing contained herein shall limit or waive any rights of the corporation with respect to such matters under applicable law or any subscription or other agreement.

Section 4.  Record Date.  Subject to any other express provisions contained in these bylaws, for the purpose of determining the shareholders entitled to notice of a shareholders meeting, to demand a special meeting, to vote, or to take any other action, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares, or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than 70 days before any meeting or action requiring a determination of shareholders.  If no record date is fixed for the determination entitled to notice of and to vote at any meeting of shareholders, the record date shall be at the close of business on the day next preceding the day on which the notice is first given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  If no record date is fixed by the board for determining shareholders entitled to express consent to corporate action in writing without a meeting when no prior action by the board of directors is required by law, the record date shall be the first date on which a signed written consent to such action shall have been delivered to the corporation in any manner permitted by law on behalf of all shareholders.  If no record date is fixed for other purposes, the record date shall be at the close of business on the day on which the board of directors adopts the resolution or otherwise takes formal action relating thereto.  A determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the board of directors shall fix a new record date for the adjourned meeting.  The board of directors must fix a new record date if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

Section 5.  Transfer Agent and Registrar.  The board of directors may appoint such transfer agents and/or registrars as it shall determine, and may require all certificates of shares to bear the signature or signatures of any of them.

ARTICLE VI

GENERAL PROVISIONS

Section 1.  Distributions.  Distributions on shares of the corporation, subject to applicable provisions, if any, or the articles of incorporation, or any lawful agreement among shareholders, may be declared by the board of directors at any regular or special meetings, pursuant to law.  Distributions may be paid in cash or in property, subject to the provisions of the articles of incorporation.  Before payment of any distribution, there may be set aside out of any funds of the corporation available for distribution such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing distributions, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 2.   Fiscal Year.  The fiscal year of the corporation shall be fixed by the board of directors.

Section 3.  Seal.  The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal" and "Georgia".  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.  In the event it is inconvenient to use such a seal at any time, the signature or name of the corporation followed by or used in conjunction with the word "Seal" or the words "Corporate Seal" or words of similar import shall be deemed the seal of the corporation.

Section 4.  Annual Statements.  Not later than four months after the close of each fiscal year, and in any case prior to the next annual meeting of shareholders, the corporation shall prepare:

1.	a balance sheet showing in reasonable detail the financial condition of the corporation as of the close of its fiscal year; and

2.	a profit and loss statement showing the results of its operations during its fiscal year.

If financial statements are prepared by the corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared, and must disclose that they are so prepared, on that basis.  If otherwise prepared, they must so disclose and must be prepared on the same basis as other reports or statements prepared by the corporation for the use of others.  If the statements are reported upon by a public accountant, such report must accompany them.  If not, the statements shall be accompanied by a statement of the chief executive officer, president or the person responsible for the corporation's accounting records:

1.	stating his or her reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation; and

2.	describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

Upon written request, the corporation promptly shall mail to any shareholder of record a copy of the most recent such balance sheet and profit and loss statement.  If prepared for other purposes, the corporation shall also furnish upon written request a statement of changes in shareholders' equity for the fiscal year.

Section 5.  Business Combinations.  Sections 14-2-1131 through 14-2-1133 of the Official Code of Georgia Annotated, effective on July 1, 1989, which set forth criteria to be met before a business combination, as defined in O.C.G.A. Section 14-2-1131, involving the corporation shall become effective, are hereby adopted as of the date of the adoption of these Amended and Restated Bylaws and such provisions shall henceforth apply in their entirety to the corporation, and all such business combinations involving the corporation shall henceforth be conducted in accordance with such Sections.

Section 6.  Savings Clause.  To the extent these bylaws conflict with any provision of any state or federal law as such laws may be amended from time to time, these bylaws shall be construed so as not to conflict with said law, and any discretionary actions made hereunder shall be made in accordance with applicable law.

ARTICLE VII

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

Section 1.  Authority to Indemnify.  Every person who is or was an officer, director, employee or agent of this corporation may in accordance with Section 3 hereof be indemnified for any liability and expense that may be incurred by such person in connection with or resulting from any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, or in connection with any appeal relating thereto, in which such person may have become involved, as a party, prospective party or otherwise, by reason of such person being an officer, director, employee or agent of this corporation, if such person acted in a manner such person believed in good faith to be in or not opposed to the best interest of the corporation and, in the case of any criminal proceeding, such person had no reasonable cause to believe such person's conduct was unlawful.  As used in this Article, the terms "expense" and "liability" shall include attorneys' fees and reasonable expenses incurred with respect to a proceeding and the obligation to pay a judgment, settlement, penalty and fine including an excise tax assessed with respect to an employee benefit plan.

Notwithstanding the foregoing, the corporation shall not indemnify an officer, director, employee or agent in connection with a proceeding by or in the right of the corporation in which the officer, director, employee or agent was adjudged liable to the corporation or in connection with any other proceeding in which such person was adjudged liable on the basis that personal benefit was improperly received by such person.  In addition, indemnification permitted pursuant to this Section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

Section 2.  Mandatory Indemnification.  Every officer or director to the extent that such person has been successful, on the merits or otherwise, in defense of any proceeding to which such person was a party, or in defense of any claim, issue or matter therein, because such person is or was an officer or director of this corporation, shall be indemnified by the corporation against reasonable expenses incurred by such person in connection therewith.

Section 3.  Determination and Authorization of Indemnification.  Except as provided in Section 2 above, any indemnification under Section 1 above shall not be made unless a determination has been made in the specific case that indemnification of the officer, director, employee or agent is permissible under the circumstances because such person has met the standard of conduct set forth in Section 1 above. The determination shall be made: (a) by the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding; (b) if such a quorum cannot be obtained, then by majority vote of a committee of two or more directors who are not at the time parties to the proceeding, which committee shall be designated by the board of directors (in which designation directors who are parties may participate); (c) by special legal counsel (i) selected by the board of directors or the aforementioned committee in the manner prescribed above or (ii) if a quorum of the board of directors cannot be obtained and a committee cannot be designated, then selected by majority vote of the full board of directors (in which selection directors who are parties may participate); or (d) by the shareholders, but the shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

Once it has been determined that indemnification of the officer, director, employee or agent is permissible pursuant to the preceding paragraph, an authorization of indemnification or an obligation to indemnify and an evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible was made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under Section 3(c) in the immediately preceding paragraph to select such special legal counsel.

Section 4.  Advance for Expenses.  Expenses incurred with respect to any claim, action, suit or proceeding of the character described in Section 1 of this Article VII may be advanced by the corporation prior to the time of the disposition thereof on receipt of a written affirmation from the director, officer, employee or agent of such person's good faith belief that such person has met the standard of conduct set forth in Section 1 above and a written undertaking executed personally or on such person's behalf to repay any advances if and to the extent that it is ultimately determined that such person is not entitled to indemnification under this Article VII.

Section 5.  Rights of Indemnification Cumulative.  The rights of indemnification provided in this Article VII shall be in addition to any rights to which any director or officer or other person may otherwise be entitled under any bylaw, agreement, vote of shareholders, or otherwise and shall be in addition to the power of the corporation to purchase and maintain insurance on behalf on  any such director or officer or other person against any liability asserted against such person and incurred by such person in such capacity, or arising out of such person's status as such, regardless of whether the corporation would have the power to indemnify such person against such liability under this Article or otherwise.

ARTICLE VIII

AMENDMENTS

Except as provided below, the board of directors or shareholders may amend or repeal the corporation's bylaws or adopt new bylaws.  The board of directors may amend or repeal the corporation's bylaws or adopt new bylaws unless the shareholders in amending or repealing a particular bylaw provide expressly that the board of directors may not amend or repeal that bylaw.  A bylaw limiting the authority of the board of directors or establishing staggered terms for directors may only be adopted, amended or repealed by the shareholders. A bylaw which sets a supermajority quorum or voting requirement for the shareholders may only be adopted by the shareholders.